UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
December 28, 2005
CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	1-9733 (Commission File No.)	75-2018239 (IRS Employer Identification No.)
1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 335-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     Cash America International, Inc. (the “Company”) has issued senior unsecured long-term notes in the amount of $40,000,000 pursuant to a Note Agreement dated as of December 28, 2005 among the Company and the purchasers named therein (the “Note Agreement”). The notes bear interest at an annual fixed rate of 6.12% and become due on December 28, 2015. The Company has used proceeds of the notes to repay amounts outstanding under its $250,000,000 bank credit facility.
     The foregoing description of the material terms of the Note Agreement is subject to the full text of such document, which Registrant will file as an Exhibit to Registrant’s annual report on Form 10-K for the year ended December 31, 2005.
ITEM 8.01 OTHER EVENTS
     On December 29, 2005, Cash America International, Inc. issued a press release announcing the issuance of $40,000,000 of 6.12% senior unsecured long-term notes, due December 28, 2015. A copy of the press release is furnished as Exhibit 99.1 to this report.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits — The following exhibit is furnished pursuant to the disclosures included under Items 1.01 and 8.01 of this report.

99.1	Copy of press release dated December 29, 2005, issued by Cash America International, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.
Date: December 29, 2005	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 29, 2005, issued by Cash America International, Inc.

4